SCHEDULE 14C INFORMATION


               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

/X/      Preliminary Information Statement

/  /     Confidential, for Use of the Commission Only (as permitted by Rule
         14c-5(d)(2))

/  /     Definitive Information Statement

                               EGAN SYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required

/  /     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

         (1) Title of each class of securities to which transaction applies:


         (2) Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         (4) Proposed maximum aggregate value of transaction:


         (5) Total fee paid:


/  /     Fee paid previously with preliminary materials.

/  /     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:


         (2) Form, Schedule or Registration Statement No.:


         (3) Filing Party:


         (4) Date Filed:

                               EGAN SYSTEMS, INC.
                          4904 Waters Edge Drive, #160
                         Raleigh, North Carolina 27606


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD ____________



To the Shareholders of Egan Systems, Inc.:

     A special Meeting of Shareholders of Egan Systems, Inc. (the "Company") will be held at the Clarion Hotel Crabtree, 4501 Creedmoor Road, Raleigh, North Carolina 27612 at 1:00 p.m. on Wednesday, _____________ for the following purposes:

1. To elect three directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on May 10, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

         YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                         By Order of the Board of Directors

                                         /s/ Ralph Jordan
                                         Ralph Jordan
                                         Secretary


Raleigh, NC
---------------------

                               EGAN SYSTEMS, INC.
                             4904 Waters Edge Drive
                               Raleigh, N.C. 27606


                              INFORMATION STATEMENT
                             ________________, 2003

     This Information Statement is furnished by the Board of Directors of Egan Systems, Inc. (the "Company") to provide notice of a special meeting of stockholders of the Company which will be held on _______________, 2003.

     The record date for determining which stockholders are entitled to receive this Information Statement has been established as the close of business on ______________, 2003 (the "Record Date"). This Information Statement will be first mailed on or about ________, 2003 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 29,971,652 shares of the Company's Common Stock. The holders of all outstanding shares of Common Stock are entitled to one vote per share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

     The presence at the special meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the annual meeting other than those referred to in this Information Statement.

     Each of the matters scheduled to come before the special meeting requires the approval of a majority of the votes of the shares outstanding. Existing management, or entities controlled by them own 15,182,000 or 50.7 % of our outstanding Common Stock, and will be able to approve the matters presented in this Information Statement.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

  Background

     The Board of Directors has called a special meeting of the shareholders of the Company to approve four proposals; (1) to amend the Company's Articles of Incorporation to reverse split the Company's shares, and following the reverse split, to increase the Company's authorized shares; (2) to change the Company's name to Goldtech Mining Corporation (3) to change the Company's state of incorporation from Delaware to Nevada and (4) to ratify the acquistion of Goldtech Mining Corporation. All of these proposals relate to the proposed acquisition of assets of Goldtech Mining Corporation.

     Because of the size of the Company and the cost of being a public entity, the Company began considering various alternatives from going private, putting itself up for sale or merging with or acquiring another business. In July, 2003 a proposal was presented to the Company to acquire a gold mining property located in British Columbia, development of which is to commence in late 2003 or early 2004. On August 29, 2003, the Board of Directors approved the issuance of 11,000,000 shares for the acquistion of the Tofino Group-Alberni Mining Division a group of 35 mining claims from Goldtech Mining Corporation. It is the intent of the Company to acquire the remining mining claims of Goldtech Mining Corporation subsequent to the shareholder meeting for 11,000,000 shares of the Company's post reverse split common stock. These claims consist of the Mets Lease Liard Mining Division and the Silver Cup Claims-Revelstock Mining Division, both located in British Columbia, Canada.

     The Company has historically been engaged in the business of developing, selling and supporting computer software products, particularly products related to the COBOL computer language. The Company's main business has been the creation and sale of COBOL language dialects that permit programs written in heretofore proprietary versions of COBOL to move (migrate) to inexpensive high performance systems available from a variety of suppliers without the need to rewrite the programs.

     Much of the Company's existing business is with firms who at one time or another enjoyed a relationship with Data General Corp. (D.G.) and employed one or more versions of D.G.'s COBOL products. In providing an alternative to D.G.'s proprietary products the Company was able to gain customers that had been D.G.'s but also, by the quality of Egan's product offerings, to make D.G. both a distributor of one of the Company's products, Interactive COBOL, and in December of 1996, to become an Accredited Service Provider to D.G. for the Company's VX COBOL product.

     In September 2003, the Company acquired from Goldtech Mining Corporation, the Tofino properties in British Columbia Canada a property consisting of 35 mineral chains covering a 2,000 area tract for 11,000,000 shares of our common stock. The Company intends to acquire two additional properties, the METS Gold Properties and the Silver Cup Properties.

  Proposal 1

     Amendment of the Articles of Incorporation to Reverse Split the Company's shares on a one for one hundred basis, and to increase the authorized number of common shares from 30,000,000 to 95,000,000 common shares and 5,000,000 preferred shares.

     The Company's Articles of Incorporation currently provide that the Company is authorized to issue 30,000,000 shares of its common stock with a par value of $0.05 per share. On August 29, 2003, the Company's Board of Directors authorized an amendment to the Articles of Incorporation to reverse split the existing shares of the Company on a one for one hundred basis, and to increase the number of authorized shares of common stock from 30,000,000 to 95,000,000 shares of common stock and 25,000,000 shares of preferred stock both with a par value of $.001 per share. Under this proposed amendment, the first paragraph of the
Article IV of the Articles of Incorporation would be amended to read as follows:

     The total number of shares which the Corporation shall have authority to issue (subsequent to the one for one hundred reverse split effected on _________, 2003) is One-Hundred Twenty Million (120,000,000) shares, consisting of ninety-five million (95,000,000) shares of Common Stock having a par value of $.001 per share and twenty five-million (25,000,000) shares of Preferred Stock having a par value of $.001 per share.

         The principle reasons for the proposed amendment are as follows:

(a) The Reverse Split The current price of the Company's common stock is extremely low. By reverse splitting the shares, the Company hopes to increase its price per share. Although there can be no guaranty that the reverse split will result in a higher per share price. In addition, a reverse split is also necessitated by the proposed Asset Acquisition Agreement with Goldtech Mining Corporation ("Goldtech") a transaction more fully described under Proposal 4. If the reverse split were not to occur, one hundred times as many shares (11,000,000 shares) would have to be issued to complete the Goldtech transaction.

         Any shareholder who would have less than one-hundred shares solely as a result of the reverse split, would have their share balance increased to one-hundred shares. Fractional shares will be rounded up to the next full share.

(b) The .001 par value

         Following the reverse split, the par value would decrease to $.005 per share. The Company's board believes that the Company is better served by having a par value more consistent with other companies, such as $.001 per share.

(c)      Increase in Authorized Shares

         The principal purpose for authorizing additional shares is to increase the Company's flexibility to make acquisitions using its shares. Currently, the Company is authorized to issue 30,000,000 common shares, of which 29,971,652 have already been issued leaving only 28,348 authorized but unissued shares and leaving little flexibility for acquisitions with shares including the proposed acquisition of the Goldtech properties. By increasing the authorized shares, the Company will increase its flexibility and be able accommodate the acquisition of the Goldtech properties and other entities in the future, although no additional aquisitions are currently contemplated.

         Because of the proposed acquisition of the Goldtech properties (more fully described under propsal 4, supra) a transaction in which requires the issuance of 11,000,000 post reverse split common shares, the Company currently has an insufficient number of authorized, but unissued shares to complete this transaction. Following the one (1) for one hundred (100) reverse split and after issuing the post reverse split shares for the acquisition, there will be approximately 11,300,000 shares issued and outstanding. This would leave 83,700,000 shares of common stock and 25,000,000 shares of preferred stock authorized, but unissued. Because the Company hopes to raise additional equity subsequent to the acquisition of the Goldtech properties properties, an undetermined number of additional shares will also be issued for this equity. By affecting the one (1) for one hundred (100) reverse split and increasing the authorized number of common shares, the Company will be able to complete the proposed acquisition and have sufficient shares available should any other opportunity arise, although none is now contemplated.

  If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock or securities convertible into common stock, except as may be required by applicable law, including, but not limited to, a statutory merger or a sale of substantially all of the assets.

         It should be noted that an increase in the number of authorized shares could serve as a tool against any takeover effects. The issuance of additional shares could have the effect of delaying, defering or preventing a change in control or a change in management without further action by the shareholders. Likewise, our Board of Directors will have the authority to issue up to 25,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.Also, management could use either the authorized but unissued common or preferred shares to resist or frustrate a third party transaction providing an above market premium that might be favored by a majority of independent shareholders. To date, no preferred stock is outstanding, and we have no present plans to issue shares of preferred stock.To date, no preferred stock is outstanding, and we have no present plans to issue shares of preferred stock.

         The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are, could be dilutive to the existing stockholders. The holders of common stock have no preemptive rights.

         The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The proposal to increase the authorized shares of common stock is not in response to any accumulation of stock or threatened takeover. The Company has no plans to subsequently implement additional measures having anti-takeover effects.

         While the number of authorized number of common shares is being increased from 30,000,000 (300,000 post split shares) to 95,000,000, not all of this increase is necessary to accomplish the acquisition of the Goldtech properties. However, the Board believes that having additional shares available for future acquisition will increase the flexibility and timing for future acquisitions. There are at present, however, no additional acquisitions pending or contemplated.

  The affirmative vote of a majority of all outstanding shares of common stock of the Company is required for approval of this proposal. Current management, individually and through entities controlled by them owns 15,182,000 shares or 50.7% of the shares outstanding, and will be able to approve this proposal. Therefore, abstentions, non-votes, or votes against will have no effect on the outcome of this proposal. The Board of Directors recommends a yes vote on this proposal.

Proposal 2

         Amendment to the Articles of Incorporation to change the name of the Company to the Goldtech Mining Corporation

         On August 29, 2002, the Company's Board of Directors authorized an amendment to the Articles of Incorporation to change the name of the Company to "Goldtech Mining Corporation" Under the proposal amendment, Article I of the Articles of Incorporation would be amended to read as follows:

         The name of the corporation (hereinafter called "Corporation") Goldtech Mining Corporation.

         The purpose for the proposal amendment is to more clearly reflect the business of the company following the proposed acquisition by the Company of properties of Goldtech Mining Corporation. For a more detailed description of this transaction, see Proposal 4, supra.

         The affirmative vote of a majority of all outstanding shares of common stock of the Company is required for approval of this proposal. Current Management, individually and through entities controlled by them own 15,182,000 shares or 50.7% of the shares outstanding, and will be able to approve this proposal. Therefore, abstentions, non-votes, or votes against will have no effect on the outcome of this proposal. The Board of Directors recommends a yes vote on this proposal.

Proposal 3

Change the State of Incorporation from Delaware to Nevada

         Historically, the Company has had little book value, and the basis for computing the Delaware franchise tax has been low. Accordingly, the Company has paid only nominal franchise taxes to the State of Delaware. With the acquisition of the Tofino property, the proposed acquisition of additional mining properties and the capital to develop such properties, the asset base and equity of the Company will increase substantially, triggering a significant jump in the franchise tax which could equal the maximum in franchise tax of $150,000 per year. Furthermore, the company has no business operations in Delaware, other than its place of incorporation.

         Because of this, the Company proposes to redomicile to the State of Nevada, a state which has neither an income nor a franchise tax. This could save the Company up to $150,000 per year.

The affirmative vote of a majority of all outstanding shares of common stock of the Company is required for approval of this proposal. Current Management, individually and through entities controlled by them own 15,182,000 shares or 50.7% of the shares outstanding, and will be able to approve this proposal. Therefore, abstentions, non-votes, or votes against will have no effect on the outcome of this proposal. The Board of Directors recommends a yes vote on this proposal.

Proposal 4

         Ratification of the Acquisitions of the properties of Goldtech Mining CorporationEternal Technology Group Ltd. and Subsidiaries ("The Goldtech properties") in exchange for 11,000,000 shares of the Company's post-reverse split common stock.

         The Company has historically been engaged in the business of developing, selling and supporting computer software products, particularly products related to the COBOL computer language. The Company's main business has been and continues to be the creation and sale of COBOL language dialects that permit programs written in heretofore proprietary versions of COBOL to move (migrate) to inexpensive high performance systems available from a variety of suppliers without the need to rewrite the programs.

         Much of the Company's existing business is with firms who at one time or another enjoyed a relationship with Data General Corp. (D.G.) And employed one or more versions of D.G.'s COBOL products. In providing an alternative to D.G.'s proprietary products the Company was able to gain customers that had been D.G.'s but also, by the quality of Egan's product offerings, to make D.G. both a distributor of one of the Company's products, Interactive COBOL, and in December of 1996 to become an Accredited Service Provider to D.G. for the Company's VX COBOL product.

         In September 2003, the Company acquired from Goldtech Mining Corporation, the Tofino properties in British Columbia Canada a property consisting of 35 mineral chains covering a 2,000 area tract for 11,000,000 shares of our common stock. The Company intends to acquire two additional properties, the METS Gold Properties and the Silver Cup Properties.

The Mets Properties

         This area of mining leases is in the center of the new high profile Canadian gold camp. The METS gold property is situated in the Toodoggone mining district in north-central British Columbia 1000 Kilometres north-northwest of Vancouver and 300 kilometres north of Smithers. The property covers an area with a mean elevation of 1870 metres above sea level on the northern slopes of Metsantan Mountain; the centre of the property is at latitude 57(0)26'20" North and longitude 127(0)20'02" West in NTS map-area 94E/6E.

The METS property is 15 kilometres north-northwest of the past producing Lawyers gold-silver mine (the property is being reactivated this summer season) and 60 kilometres northwest of the currently producing Kemess copper-gold mine (the largest and most successful gold mine currently in the Toodoggone area). Road access extends to within 15 kilometres of the property and an airstrip 32 kilometres to the southeast is used for air transport of personnel and supplies into the area.

Mineral Property

The current METS property consists of one Mining Lease (ML 314708) oriented in a north-south direction (2 x 1 kilometre) and covering an area of 200 hectares (approximately 450 acres) located on the boundary between the Omineca and Liard Mining Divisions. The mining lease, which is good for 30 years, was initially granted in 1993. Exploratory work or cash payments in lieu of exploratory work are required to maintain the lease in good standing. The current expiry date is April 30, 2004.

Previous Work

Base metals mineralization was discovered at several locations in the southern part of the district in the early 1930s but the area remained virtually dormant until the 1960s. A number of large mining companies conducted regional exploration programmes in the search for porphyry copper mineralization. This work led to the recognition of significant gold-silver mineralization at what were to become the Baker mine (Chappelle) and Lawyers (Cheni mine) vein deposits south of the Finlay River including the currently producing South Kemess mine. Continued exploration in the 1980s and 1990s resulted in the discovery of a number of additional gold-silver deposits and occurrences (including the METS deposit) throughout the Toodoggone area. Production from the Toodoggone district began with the Baker mine operation in 1981 and continues with the current South Kemess mine of Northgate Exploration Ltd. District production through 2002 amounts to more than 1.4 million ounces gold which has been derived from three past producers and one current producer. As indicated on the following table, more than two-thirds of this production has been from the South Kemess mine. Exploratory work on the METS property between the mid 1980s and 1992 consisted of various geological and geochemical surveys, excavator trenching, 8784 metres of diamond drilling in 72 holes and 350 metres of underground drifting. Direct cost of this work, in present day dollars, is estimated to be $1.1 million.

Resource Estimates

"Measured geological reserves" were reported in the Ministry of Mines records in 1987 as being a total of approximately 500,000 tonnes at 11.31 grams of gold per tonne. Present day reporting of these estimates would refer to them as a "property resource" at a total of 500,000 tonnes grading 11.31 grams of gold per tonne.

Valuation

The value of these properties is generally based on the historical expenditures that have taken place on the properties plus the proposed current working budget.

                                    Historical Expenditure    $3,000,000
                                    Proposed 2003-2004 Budget $1,000,000


Silver Cup Properties:

The Silver Cup Properties are located in the Lardeau District of the Revelstoke Mining Division, British Columbia, Canada. The site is approximately 35 miles directly south of the city of Revelstoke, British Columbia.

The properties are currently registered in the name of Morgan Stewart. However Morgan Stewart sold these properties to Goldtech in April 2003.

The properties consist of 85 mineral claims for a total of approximately 4200 acres. These claims are accessible by roads, some of which will require limited work to upgrade. The claims are located along the Silver Cup Ridge in the Columbia Mountains at elevations between 3,500 to 7,000 feet. This portion of the Lardeau District is a historic gold/silver camp with first discoveries taking place in the early 1900's and continuing into the 1990's.

A geological overview and reevaluation report prepared by R.E. Chisholm, P. Geo. Includes the following comments: "taken together, these factors indicate that these properties have considerable exploration potential for the discovery of a high grade gold/silver deposit." Mr. Chisholm further recommends a drilling program consisting of 12 to 15 holes. This drilling program will cost approximately $1,000,000 and take approximately three to four months.

         In considering the acquisition of the Goldtech properties, the Board took into consideration numerous factors both positive and negative of which the principal ones were the followng:

(1) It will provide a long term operating business for the Company.
(2) Goldtech believes that it will be able to raise significant cash in Europe to fund the mining operation.
(3) This funding will also follow the Company to pay many of its current payables.
(4) The long-term outlook for gold is favorable.
(5) The Company has already acquired a gold mining property.

Negative

1. Mining is subject to substantial risks.
2. There are currently no mining operations on these properties. 3. The properties will require substantial funds to develop.
4. The Chinese management is not well versed in U.S. reporting requirements or the operations of U.S. markets.

         After weighing such factors, it was the opinion of the Board that the proposed acquisition of the Goldtech properties for which the Company needs the additional authorized shares will be beneficial to the Company and its shareholders.

         The affirmative vote of a majority of all outstanding shares of common stock of the Company is required for approval of this proposal. Current Management, individually and through entities controlled by them own 15,182,000 shares or 50.7% of the shares outstanding, and will be able to approve this proposal. Therefore, abstentions, non-votes, or votes against will have no effect on the outcome of this proposal. The Board of Directors recommends a yes vote on this proposal.

Attached hereto are the following for each shareholder to review:

a. The financial statements of The Goldtech Mining Corporation for the years ended December 31, 2002 and 2001 and the six months ended June 30, 2003.
b. Asset Acquisition Agreement for the acquisition of The Goldtech properties

Other Matters

         The Board of Directors does not intend to bring any other matters before the Special Meeting and has not been informed that any other matters are to be presented by others.

                               BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ Ralph Jordan
                              ------------------------------------------------
                              Ralph Jordan, Chief Executive Officer and Director


  _________________, 2003

SELLERS & ANDERSEN, L.L.C.                        941 East 3300 South, Suite 202
--------------------------                            Salt Lake City, Utah 84106
Certified Public Accountants and                          Telephone 801 486-0096
Business Consultants                                            Fax 801 486-0098
Member SEC Practice Section of
the AICPA


Board of Directors
Goldtech Mining Corporation
Bellevue, Washington

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of Goldtech Mining Corporation (exploration stage company) at June 30, 2003 and December 31, 2002 and the related statement of operations, stockholders' equity, and cash flows for the six months ended June 30, 2003 and the years ended December 31, 2002 and 2001 and the period September 3, 1986 (date of inception) to June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Goldtech Mining Corporation at June 30, 2003 and December 31, 2002 and the results of operations, and cash flows for the six months ended June 30, 2003 and the years ended December 31, 2002 and 2001 and the period September 3, 1986 (date of inception) to June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
August 19, 2003                                        s\ Sellers & Andersen LLC

                           GOLDTECH MINING CORPORATION
                          ( Exploration Stage Company)
                                 BALANCE SHEETS
                       June 30, 2003 and December 31, 2002


                                                      Jun 30,            Dec 31,
                                                       2003               2002
                                                     ---------          --------
ASSETS
CURRENT ASSETS

         Cash                                        $     -           $      -
                                                       ------             ------
         Total Current Assets                        $      -          $      -
                                                       ======             ======

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

     Note payable - related party                    $  6,538          $  6,413
     Note payable                                       6,651                 -
     Accounts payable                                   1,489                 -

         Total Current Liabilities                     14,678             6,413
                                                      -------            ------
STOCKHOLDERS' EQUITY (deficiency)

    Preferred stock
       10,000,000 shares authorized at $.001
       par value; none issued                               -                -
   Common stock
        100,000,000 shares authorized, at $.001
        par value;
        11,225,000 shares issued and outstanding
        on June 30; 8,925,000 on December 31           11,225            8,925
    Capital in excess of par value                     52,275           50,575
         Deficit accumulated during the
         exploration stage                            (78,178)         (65,913)

         Total Stockholders' Equity (deficiency)      (14,678)          (6,413)
                                                     --------           -------
                                                    $       -        $       -
                                                     ========          ========


              The accompanying notes are an integral part of these
                             financial statements.

                           GOLDTECH MINING CORPORATION
                          ( Exploration Stage Company)
                             STATEMENT OF OPERATIONS
                 For the Six Months Ended June 30, 2003 and the
              Years Ended December 31, 2002 and 2001 and the Period
             September 3, 1986 (Date of Inception) to June 30, 2003



                        Jun 30,        Dec 31,             Dec 31,      Sept 3, 1986 to
                         2003           2002                2001         Jun 30, 2003
                       ---------      ---------           ---------     ----------------


REVENUES              $      -        $      -            $      -       $        -
                       --------        -------             -------         ---------

EXPENSES

Advertising                  -               -                   -           59,000
Exploration              2,000               -                   -            2,000
Administrative           9,989               -                   -           15,239
                       --------        --------            -------         ----------
                       (11,989)                                             (76,239)
OTHER EXPENSES

     Interest             (276)           (475)               (475)          (1,939)
                       --------        --------            -------         ----------

NET LOSS             $ (12,265)         $ (475)           $   (475)       $ (78,178)
                       ========        ========            =======         ==========

NET LOSS PER COMMON SHARE

   Basic             $       -         $     -            $      -
                      --------         --------            -------

AVERAGE   OUTSTANDING SHARES

   Basic                 9,075           8,925              8,925
                      --------         --------            -------


              The accompanying notes are an integral part of these
                             financial statements.

                           GOLDTECH MINING CORPORATION
                          ( Exploration Stage Company)
           STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - (deficiency)
              For the Period September 3, 1986 (Date of Inception)
                                to June 30, 2003



                                                                                 Capital in
                                                      Common Stock               Excess of            Accumulated
                                              Shares              Amount         Par Value             Deficit
                                             --------            --------       -----------         -------------


Balance September 3, 1986                           -            $    -         $       -            $       -
  (date of inception)

Issuance of common stock for services
    at $.00667 - August 18, 1999               30,000                30               170                    -
Issuance of common stock for expenses
    at $.00667 - April 8, 1999                 45,000                45               255                    -
Issuance of common stock for prepaid
    advertising at $.00667 - Apr 10, 1999   8,850,000             8,850            50,150                    -
Net operating loss for the period ended
    December 31, 1999                               -                 -                 -               (64,488)
Net operating loss for the year ended
December 31, 2000                                   -                 -                 -                  (475)
Net operating loss for the year ended
    December 31, 2001                               -                 -                 -                  (475)
Net operating loss for the year ended
    December 31, 2002                               -                 -                 -                  (475)

Balance December 31, 2002                   8,925,000             8,925            50,575               (65,913)

Issuance of common stock for services
     at $.00667 - March 31, 2003              300,000               300             1,700                     -
Issuance of common stock for mineral
   claims at $.001 - June 27, 2003          2,000,000             2,000                 -                     -
Net operating loss for the six months
   ended June 30, 2003                              -                 -                 -               (12,265)

Balance June 30, 2003                      11,225,000          $ 11,225          $ 52,275             $ (78,178)
                                           ==========           =======           =======               =======


         The accompanying notes are an integral part of these financial statements.

                           GOLDTECH MINING CORPORATION
                          ( Exploration Stage Company)
                             STATEMENT OF CASH FLOWS
              For the Six Months Ended June 30, 2003 and the Years
                 Ended December 31, 2002 and 2001 and the Period
             September 3, 1986 (Date of Inception) to June 30, 2003


                                     Jun 30,          Dec 31,          Dec 31,          Sept 3, 1986 to
                                      2003             2002             2001              Jun 30, 2003
                                     -------          -------         --------         -----------------

CASH FLOWS FROM
   OPERATING ACTIVITIES

   Net loss                        $ (12,265)      $ (475)            $ (475)             $ (78,178)

   Adjustments to reconcile
   net loss to net cash provided
   by operating activities

   Changes in accounts payable        8,265           475                475                 14,678
   Issuance of  capital stock
     - expenses                       4,000             -                  -                 63,500
                                    -------        --------          ---------             ---------

   Net Change in Cash From Operations     -             -                  -                     -
                                    -------        --------          ---------             ---------

CASH FLOWS FROM INVESTING
   ACTIVITIES                             -             -                   -                    -
                                    -------        --------          ---------             ---------
CASH FLOWS FROM FINANCING
   ACTIVITIES                             -             -                  -                     -
                                    -------        --------          ---------             ---------
   Net Increase in Cash                                 -                  -                     -

   Cash at Beginning of Period            -             -                  -                     -
                                    -------        --------          --------               --------

         Cash at End of Period    $       -      $      -           $      -               $      -
                                    =======       ========           ========               ========


NON CASH FLOWS FROM OPERATING ACTIVITIES

Issuance of 11,225,000 common shares for services and
expenses - 1999 to 2003                                              $ 63,500
                                                                      --------


              The accompanying notes are an integral part of these
                             financial statements.

                           GOLDTECH MINING CORPORATION
                          ( Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENT
                                  June 30, 2003



1. ORGANIZATION

The Company was incorporated on September 3, 1986 under the laws of British Columbia, Canada with the name "Ni-Mark Holdings Inc," with authorized common stock of 50,000,000 shares at $.001 par value and 10,000,000 preferred shares at $.001 par value. The domicile was changed to the State of Nevada on August 5, 1999 and its name was changed to "Protec Investment Corporation" on November 2, 2001. On March 31, 2003 the domicile was changed to the State of Washington with a change in its authorized common stock to 100,000,000 shares at $.001 and a name change to "Goldtech Mining Corporation". The terms of the preferred have not been determined by management.

On April 1, 2003 the Company completed a forward stock split of three shares for two shares of outstanding stock. This report has been prepared showing after stock split shares from inception.

The Company was inactive from its inception until 1999 and then entered the business of acquiring and developing mineral claims and is considered to be in exploration stage.(note 3)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On June 30, 2003, the Company had a net operating loss carry forward of $78,178. The tax benefit of approximately $23,453 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The net operating loss will expire starting in 2015 through 2024.

                           GOLDTECH MINING CORPORATION
                           (Exploration Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                                  June 30, 2003



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Capitalization of  Mining Claim Costs

Costs of acquisition, exploration, carrying, and retaining unproven properties are expensed as incurred. Costs incurred in proving and developing a property ready for production are capitalized and amortized over the life of the mineral deposit or over a shorter period if the property is shown to have an impairment in value. Expenditures for mine equipment will be capitalized and depreciated over their useful lives.

Environmental Requirements

At the report date environmental requirements related to the mineral claims acquired are unknown and therefore an estimate of any future cost cannot be made.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risk.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

                           GOLDTECH MINING CORPORATION
                           (Exploration Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                                  June 30, 2003



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Financial Instruments

The carrying amounts of financial instruments, including accounts and notes payable, are considered by management to be their estimated fair values.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  ACQUISITION OF MINING CLAIMS

On June 27, 2003 the Company acquired the following mining claims by the issuance of 2,000,000 common shares. Minable ore reserves have not been proven and therefore all costs of acquisition and exploration have been expensed.

Tofino Group - Alberni Mining Division

The Company acquired 35 claims in the Tofino Group. A previous owner reported that $800,000 of diamond drilling and exploration work had been previously completed on the properties, as recorded in the British Columbia, Canada, Ministry of Mines reports. The work to keep the claims in good standing has consisted of stream sampling and soil sampling for geochem analysis. Topographical and control surveys have been undertaken to augment the property database.

                           GOLDTECH MINING CORPORATION
                           (Exploration Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (Continued)
                                  June 30, 2003



3. ACQUISITION OF MINING CLAIMS - continued

Mets Lease - Liard Mining Division

The Consulting Geologists have been working for in excess of 10 years in this new Todoggone Mining Camp in North Western British Columbia, which is becoming a major gold mining camp. Approximately 2 million dollars has been previously spent on diamond drilling and geological exploration as recorded in the British Columbia, Canada, Ministry of Mines. Part of the purchase included several years of records and data still to be analyzed. The Company plans to include this detailed analysis with the work program for the 2003 year.

Silvercup Claims - Revelstoke Mining Division

The Company acquired 85 claims in the Revelstoke Mining Division which are adjacent to an existing and historic gold and silver mining camp in British Columbia. The area covered by these claims is part of the original Silvercup, Triune Towser and other mineral sites. The Company consultant advises that the area justifies further analysis and geologic investigation. The claims have been maintained in good standing by completing the regulatory work which consisted of soil sampling, prospecting, topographical and control surveys for database purposes.

4.  NOTE PAYABLE

The Company is obligated, to an unrelated party, under a demand, 10% interest, note payable of $4,750 plus accrued interest of $1,901.

5.  SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officers-directors and a manager have acquired 21.6% of the common capital stock issued.
An officer-director has a demand, 10% interest, note payable due him of $6,500 plus accrued interest of $38.

6.  GOING CONCERN

The Company intends to acquire interests in various business opportunities which, in the opinion of management, will provide a profit to the Company, however there is insufficient working capital for any future planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and debt which will enable the Company to conduct operations for the coming year.

                               Egan Systems, Inc.
                        4904 Waters Edge Drive, Suite 160
                               Raleigh, N.C. 27606



                               September ___, 2003

Goldtech Mining Corporation
2200 112th Avenue N.E. Suite 200
Bellevue, Washington 98004

Re:  Letter  Agreement  for  the  Purchase  of the  Assets  of  Goldtech  Mining
     Corporation

Gentlemen:

This letter agreement (the "Agreement") contains the terms and conditions upon which Egan Systems, Inc., a Delaware corporation ("Buyer"), is willing to acquire the assets of Goldtech Mining Corporation, ("Seller").

1. Assets. On the Closing Date (as hereinafter defined) and subject to the terms and conditions of this Agreement, Buyer agrees to purchase and Seller agrees to sell all of the assets, properties, interests and rights of Seller, real and personal, tangible and intangible, owned or leased by Seller which are used or held for use in the business of Seller including, but not limited to, all the following:

         All of the items set forth on Exhibit A attached hereto, and all right, title and interest in and to all of the other assets of the Company, including, but not limited to, all of the Company's:

                  (a) real property, leaseholds and subleaseholds therein, improvements, fixtures and fittings thereon, and easements, rights-of-way and other appurtenances thereto;

                  (b) tangible personal property (such as machinery, equipment, inventories of materials and supplies, goods or works in process and finished goods, and furniture);

                  (c) intellectual property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

(d) leases, subleases and rights thereunder;

(e) the asset value or benefit of the agreements, contracts, indentures, mortgages, instruments, guaranties, and other similar arrangements and rights thereunder, set forth on Exhibit B attached hereto (but not including any rights under contracts not being assumed hereunder, (the "Assumed Contracts");

(f) accounts, notes and other receivables;

(g) securities;

(h) claims, deposits, prepayments, refunds, cause of action, rights of recovery, rights of set off and rights of recoupment;

(i) franchises, approvals, certificates, variances, and similar rights; and

(j) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports and other printed or written materials;

         but excluding contracts or agreements to which Seller is a party (other than the Assumed Contracts set forth on Exhibit B attached hereto), tangible and intangible personal property disposed of or consumed in the ordinary course of business from the date of this Agreement until the Closing Date. The assets conveyed (the "Assets") will include all replacements and additions thereto between the date of this Agreement and the date on which the transactions contemplated hereby are consummated (the "Closing Date"). Seller agrees that it shall convey the Assets to Buyer free and clear of all liens, encumbrances and debts of any kind except to the extent expressly assumed by Buyer.

         2. Purchase Price.

         (a) The purchase price received for Assets (the "Purchase Price") shall be paid in Buyer's restricted Common Stock.

         (b) Subject to the adjustments set forth in Paragraph 4, the Buyer agrees to pay to the Seller 11,000,000 shares of its post reverse split common stock. As used in this Agreement, "Buyer Common Stock" shall mean the common stock of the Buyer, par value of $0.001 per share.

         3. Allocation. Within 30 days after the Closing Date, Seller and Buyer shall negotiate in good faith an allocation of the Purchase Price among the Assets (as well as liabilities assumed by Buyer) that complies with Section 1060 of the Code (as hereinafter defined). If the allocation is not agreed upon within 30 days after the Closing Date, then Buyer and Seller agree that the allocation shall be made and consistently reported by Buyer and Seller in compliance with Section 1060 based upon an asset valuation provided by an independent appraisal company jointly selected and retained by the parties which engages in the business of providing valuations for internet service providers (the "Appraisal Firm"). Buyer will request such appraisal from the Appraisal Firm promptly after such date as Buyer and Seller have selected and retained the Appraisal Firm. The Appraisal Firm's determination shall be binding upon Buyer and Seller. The cost of the Appraisal Firm shall be shared equally by Buyer and Seller. The appraisal, if required, shall be provided to Seller within 45 days after the request of such appraisal.

         4. Closing. Subject to the satisfaction or waiver of the conditions contained in this Agreement, the Closing will take place at (a) the offices of Presidential Air Corporation at 10:00 a.m. local time, on (i) the 10th business day after the execution of this agreement or (ii) the second business day after which all of the conditions to closing have been met, or (b) at such place and at such time as Buyer and Seller may agree. In addition to any other conditions specifically contained in this Agreement, unless waived by Buyer, the obligation of Buyer to effect the transactions contemplated hereby is subject to Seller having performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and, unless waived by Seller, the obligation of Seller to effect the transactions contemplated hereby, including without limitation title commitments and surveys obtained at the sole cost and expense of Seller.

5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows, and Buyer and Seller hereby agree that Seller's obligations hereunder are subject to these representations and warranties being true, correct and complete as of the Closing Date:

(a) Buyer is a corporation duly organized, validly existing and in good standing in the Delaware and has all necessary corporate power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "Buyer's Agreement") and to consummate the transactions contemplated hereby and thereby.

(b) Buyer's execution, delivery and performance of Buyer's Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Seller's Agreements (as hereinafter defined) by Seller, will constitute the valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, except as limited by laws affecting creditor's rights or equitable principles generally.

(c) The execution, delivery and performance of Buyer's Agreements by Buyer does not require the consent of a governmental entity or a third party not affiliated with Buyer.

(d) Buyer represents and warrants that the shares of Buyer Comon Stock issued pursuant to the Purchase Price are restricted securities under the Securities Act of 1933, as amended and are subject to substantial restrictions upon transfer. The certificates for shares of Common Stock will bear the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ACCEPTING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN ACCORDANCE WITH ANY OTHER EXEMPTION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS UPONO THE DELIVERY OF A LEGAL OPINION, REASONABLY SATISFACTORY TO THE ISSUER, TO THE FOREGOING EFFECT.

(e) To the best of Buyer's knowledge after reasonable investigation, all reports or other documents filed by the Buyer with the Securities and Exchange Commission ("Commission") pursuant to Sections 12, 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at the time they were filed, complied with the requirements of the Securities Act of 1933, as amended, the Exchange Act and the rules and regulations adopted under such Acts and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(f) Buyer is subject to the reporting requirements under Sections 12,13,14 or 15(d) of the Exchange Act. To the best of theBuyer's knowledge after reasonable investigation, the Buyer has filed all reports with the Commission as required by the Exchange Act.

         6. Representations and Warranties of Seller. Subject to the matters set forth in the disclosure schedule contained on Exhibit F attached hereto (the "Disclosure Schedule"), Seller hereby represents and warrants to Buyer as follows, and Buyer and Seller agree that Buyer's obligations hereunder are subject to these representations and warranties being true, correct and complete as of the Closing Date:

                  (a) Seller is a California General Partnership and has all necessary power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "Seller's Agreements"), to conduct its business and operations as presently conducted and to consummate the transactions contemplated hereby and thereby.

     (b) Seller's execution, delivery and performance of Sellers' Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Buyer's Agreements by Buyer, will constitute the valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, except as limited by laws affecting creditor's rights or equitable principles generally. No person other than Seller has any interest in any of the Assets.

     (c) Except as set forth in the Disclosure Schedule, the execution, delivery and performance of Seller's Agreements by Seller does not require the consent of any governmental entity or third party, will not conflict with or violate the provisions of Seller's corporate provisions or any applicable law or any judgement, order or ruling of any government authority having jurisdiction over Seller, will not, directly or indirectly, conflict with or constitute a breach or default under any agreement, license or permit to which Seller is a party or is subject, and will not result in the creation of any lien or encumbrance on the Assets.

     (d) Except as set forth in the Disclosure Schedule Seller is the authorized legal holder of all licenses, permits and authorizations from governmental and regulatory authorities which are required for the lawful conduct and operation of the business of Seller as presently conducted and operated and all of such licenses, permits or authorizations are in full force and effect and are not subject to any restrictions or conditions limiting or restricting the continued conduct and operation of the business of Seller as presently conducted. Except as otherwise disclosed, there are no pending or threatened proceedings which could result in the revocation, modification or nonrenewal of such licenses, permits and authorizations, and Seller has no reason to believe that such licenses, permits and authorizations will not be renewed in their ordinary course.

     (e) Except as set forth in the Disclosure Schedule Seller is in compliance with all laws, regulations, rules and governmental orders applicable to its business and the Assets and the conduct and operation of its business, and Seller has not violated such laws, regulations, rules or governmental orders in the conduct and operation of its business and no such violations have occurred which would affect Sellers' ability to perform its obligations hereunder.

     (f) Except as set forth in the Disclosure Schedule, Seller is not subject to any judgement, injunction, order or arbitatration decision relating to the Assets or the conduct and operation of its business and there is no litigation or administrative proceeding pending or threatened against Seller or its business relating to the Assets or the conduct and operation of its business or which would affect Seller's ability to perform its obligations hereunder.

     (g) Seller has, and following the Closing, Buyer will have, full and unrestricted legal and equitable title free and clear of any encumbrances to the Assets. All of the personal property to be transferred to Buyer is free of any defects and is in good and technically sound operating condition and repair, normal wear and tear excepted, is suitable for the purposes for which they are presently being used and have been maintained in a manner consistent with generally accepted standards of good engineering practice. Except as set forth in the Disclosure Schedule, each lease included in the Assets is a valid and binding obligation of Seller and is in full force and effect, and Seller, is not, and, to the knowledge of Seller, no other party is, in default in any material respect under any such lease.

     (h) All domain names, trade names, service marks, copyrights and other intellectual property used by Seller in the conduct and operation of its business is licensed to or owned by Seller, and all of Seller's rights thereto shall be fully assignable to Buyer on the Closing Date. All licenses of such intellectual property are valid and uncontested, and Seller has received no notice of infringements or unlawful use of such intellectual property in connection with the conduct and operation of its business.

     (i) Seller has complied and is in compliance with all Environmental Laws (as hereinafter defined.

(i) Seller has no liability under any Environmental law, nor is Seller responsible (including, but not limited to, by contract or by operation of law) for any liability of any other person under any Environmental Law. There are no pending or threatened actions, suits, orders, claims, legal proceedings or other proceedings based on, and Seller, nor any officer, director or shareholder thereof has directly or indirectly received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity or knows or suspects any fact(s) which might reasonably form the basis for any such actions or notices pursuant to Environmental Laws or otherwise arising out of or relating in any way to Hazardous Materials (as hereinafter defined).

(ii) No authorization, notification, recording, filing, consent, waiting period, remediation, investigation, or approval is required under any Environmental Law in order to consummate the transaction contemplated hereby.

(iii) "Environmental Laws" means any laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act) and decrees, relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, noise control, or the protection of human health or safety, natural resources, or the environment.

(iv) "Hazardous Materials" means any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are defined as "pollutants," contaminants," "hazardous wastes", "hazardous substances", "solid wastes", or other similar designations in, or otherwise listed or subject to regulation under, any Environmental Laws; (ii) which contain PCBs, asbestos, asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (iii) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment.

(j) Attached to the Disclosure Schedule are the following financial statements for Seller (collectively, the "Financial Statements"): (i) audited balance sheets as of June 30, 2003 and December 31, 2002. The financial statements present fairly the financial condition of Seller as of such date is true, correct and complete and is consistent with the books and records of Seller (which books and records are also true, correct and complete).

(k) Since the Balance Sheet Date, there has not occurred, and Seller has not incurred or suffered, any event, circumstance or fact that could result in a material adverse effect on the business, operations, properties, condition (financial or otherwise), results of operations, assets, liabilities or prospects of the business ony in the ordinary course consistent with past practice and nothing has occurred that would have been prohibited by Paragraph 10 if the terms of such paragraph had been in affect as of and after the Balance Sheet Date. Since the Balance Sheet Date, there has not occurred, and Seller has not incurred or suffered, any event, circumstance or fact that impairs the physical assets of Seller's business.

         (l) No representation or warranty made by Seller and contained in this Agreement contains any untrue statement of fact or omits any fact required to make any statement contained herein not misleading. Seller is not aware of any impending or contemplated event or occurence that would cause any of the foregoing representations not to be true, correct and complete on the date of any such event or occurrence as if the foregoing representations were made on the date of any such event or occurrence.

(m) Seller is not an operating company and as such has no computer software utilized in the conduct and operation of the business of Seller. Seller has not and has not been required to take steps to evaluate or remediate problems relating to the proper processing or utilization of dates that span multiple centuries because there are not computer systems in place that would require such actions to be taken.

         (n) (i) Seller has:

(a) filed all federal, state, local and foreign Tax Returns (as hereinafter defined) required to be filed by it; (b) paid or accrued all Taxes (as hereinafter defined) shown to be due on such Tax Returns or which are otherwise due and payable; and
(b) paid or accrued all Taxes for which a notice of assessment or collection has been received.

          As used in this Agreement,

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and includes, without limitation, any liability for Taxes of another person, as a transferee or successor, under Treas. Reg. Section 1.1502-6 or analogous provision of law or otherwise; and

         "Tax Return" means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim or refund, amended return or declaration of estimated Tax.

                  (ii) Neither the Internal Revenue Service nor any other taxing authority has asserted in writing any claim for Taxes, or to the knowledge of Seller, is threatening to assert any claims for Taxes, against Seller. Seller has withheld or collected and paid over to the appropriate governmental entities (or is properly holding for such payment) all Taxes required by law to be withheld or collected. There are no outstanding agreements or waivers extending the statuatory period of limitation applicable to any Tax Return of Seller. Seller has not made an election under Section 34(f) of the Code. There are no liens for Taxes upon the assets of Seller (other than liens for Taxes that are not yet due).

(iii) Seller:

                           (a) has no liability under Treasury Regulation
Section 1.1502-6 or analogous state, local or foreign law provision, or

                           (b) is not a party to a Tax sharing or Tax indemnity
agreement or any other agreement of a similar nature with any entity that remain in effect.

         No claim has been made by a taxing authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction. Seller is not the subject of any currently ongoing audit or examination with respect to Taxes, nor, to the knowledge of Seller, has any such audit been threatened or proposed, by any taxing authority.

(o) Seller does not have nor has ever had any employees and as such is not liable for any costs of employee compensation or benefits relating to the business of Seller, including any taxes and related contributions, vacations and sick pay or any group medical, dental or death benefits for expenses regardless of when incurred or arising. There are no bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, favorable determination letters from the Internal Revenue Service pursuant to any pension plan qualified under Section 401(a) of the Code, employment or severance contracts, medical, dental, disability, health and life insuranc plans and other employee benefit and fringe benefit plans or other contracts maintained or contributed to by Seller for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing, or pursuant to which Seller may have any liability that are contracts with, or plans maintained primarily for the benefit of, individuals employed or rendering services in the United States and are not multiemployer plans within the meaning of Section 4001(a)(3) of ERISA (as defined in (o)(iii)) (collectively (whether or not material), the "Seller Compensation and Benefit Plans"). The execution and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurance of any additional or subsequent events) constitute an event under any Seller Compensation and Benefit Plan, trust or loan that will or may result in any payment (whether of severence pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any officers and directors of Seller.

         7. Covenant of Buyer. Buyer hereby covenants to Seller that it shall not take any action which is materially inconsistent with its obligations under this Agreement that it shall notify Seller of any litigation or administrative proceeding pending or, to Buyer's knowledge, threatened against Buyer that challenges the transactions contemplated hereby. Buyer agrees that the compliance with this covenant in all material respects shall be a condition to Seller's obligations hereunder.

          8. Certain Seller Covenants. Sell hereby makes the following covenants to Buyer, the compliance with which in all respects shall be a condition to Buyer's obligations hereunder:

(a) Seller shall conduct and operate its business in the ordinary and prudent course of business consistent with past practices, shall not sell, lease or dispose of any Asset to be conveyed hereunder and shall preserve the business of the customers, suppliers and others having business relations with Seller's business; (b) Seller shall operate its business in all respects in accordance with all laws, regulations and rules applicable to such business;

(c) Seller shall not take any action that would cause any representation or warranty contained herein to become false or invalid, and Seller shall notify Buyer of any change in any of Seller's representations and warranties contained herein; provided, however, that such notice shall not operate to cure any breach of such representations or warranties;

(d) Seller shall not take any action which is inconsistent with Seller's obligations under this Agreement; and

(e) Seller shall notify Buyer of any litigation or administrative proceeding or investigation pending or, to Seller's knowledge, threatened which challenges the transactions contemplated hereby.

         9. Certain Conditions to Buyer's Obligation. Buyer and Seller agree that Buyer's obligations hereunder are specifically conditioned upon the prior occurrence or satisfaction of the following:

         (a) Buyer shall have completed to Buyer's satisfaction its business, financial and legal due diligence investigation of Seller;

         (b) Buyer shall have received the audited balance sheet and a revised Exhibit A as close to the Closing Date as is reasonably practicable;

         (c) Buyer shall have received a written opinion of Sellers' counsel dated as of the Closing Date as to the matters set forth in Exhibit G attached hereto in form and substance satisfactory to Buyer and its counsel;

         (d) all instruments of conveyance and transfer and other documents delivered by Seller to Buyer to effect the sale, transfer and conveyance of the Assets to Buyer shall be satisfactory in form and substance to Buyer and its counsel;

         (e) Buyer shall have received evidence satisfactory to it and its counsel of the consent, approval or authorization of each governmental and regulatory authority whose consent, approval or authorization shall be required in order to permit the consummation of the transactions contemplated hereby, and such consent, approval or authorization shall be in a form and substance satisfactory to Buyer and its counsel;

         (f) no litigation or administrative proceeding or investigation (whether formal or informal) shall be pending or, to Seller's knowledge, threatened which challenges the transactions contemplated hereby;

         (g) the representations and warranties of Seller contained herein shall be true, correct and complete as of the Closing Date, Seller shall have performed or complied with all covenants and agreements required by this Agreement to be performed or complied with by Seller, and Buyer shall have received a certificate of a duly authorized officer of Seller substantially in the form of Exhibit H attached hereto to the effect that, as of the Closing Date, the representations and warranties of Seller set forth herein are true and correct as of the Closing Date and that Seller has performed or complied with all of its covenants and agreements contained herein;

         (h) Buyer shall have received a certified copy of the resolutions of Seller's board of directors and shareholders authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

         (i) Buyer's board of directors shall have authorized the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

         (j) Buyer shall have received a certificate of the secretary of Seller substantially in the form of Exhibit I attached hereto;

         10. Cooperation. Buyer and Seller agree to cooperate fully with one another in taking any actions necessary or helpful to accomplish the transactions contemplated hereby, including actions to obtain consents required by any third party; provided, however, that no party shall be required to take any action which would have a material adverse effect upon it or any of its affiliates.

         11. Bulk Sales. Buyer and Seller agree to waive compliance with all "bulk sales" or similar laws that may be applicable to the transactions contemplated hereby.

         12. Confidentiality; Publicity. Buyer and Seller shall each keep confidentialty all information obtained by it with respect to the other in connection with this Agreement, will use such information solely in connection with the transaction contemplated hereby, and shall return all such information to the other party if such transactions are not consummated for any reason. Neither party will issue a press release, make any disclosure or any other announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         13. Costs and Expenses. Seller shall pay all costs incurred in connection with the audit of Seller's financials. Except as provided herein or as otherwise expressly set forth in this Agreement, Buyer and Seller agree that each party shall be solely responsible for all costs and expenses incurred by it in connection with the consummation of the transactions contemplated hereby; provided however, that all transfer, sales or use taxes or similar charges resulting from the transfer of the Assets contemplated hereby shall be borne by Seller; provide further, that if Seller breaches this Agreement and Buyer terminates this Agreement in accordance with Paragraph 17(a), Seller shall pay costs and expenses incurred by Buyer, including the fees and expenses incurred by Buyer's professional advisors with respect to the matters contemplated by this Agreement. In the event of a dispute between the parties in connection with this Agreement or the transactions contemplated hereby, each of the parties hereto agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

14.      Indemnification.

(a) From and after the Closing Date, Seller agrees to indemnify an hold Buyer and its affiliates harmless from and against all costs, losses and damages (including reasonable attorney fees) incurred by Buyer or Buyer's affiliates as a result of or arising out of (i) the breach by Seller of any of its representations and warranties contained in this Agreement, (ii) the failure by Seller to perform or comply with all of its covenants and agreements set forth in this Agreement, and (iii) the Excluded Liabilities.

(i) Buyer shall not be liable under this Paragraph 17 with respect to any claim by Seller against Buyer for indemnification payable under this Paragraph 17 unless a written claim for indemnification is given by Seller to Buyer with respect thereto on or before the third anniversary of the Closing Date.

         (b) The indemnified party shall make no settlement, compromise, admission or acknowledgement that would give rise to liability on the part of the indemnifying party without the prior written consent of the indemnifying party.

         (c) The representations, warranties, covenants and agreements of Seller contained herein shall survive the Closing in full force and effect for a period of three (3) years from the Closing Date; provided, however, that Seller's representation and warranties set forth in subsections (n) and (o) of Paragraph 9 shall survive the Closing in full force and effect until such time as the applicable statute of limitations has expired; provided, further, that Seller's representations and warranties set forth in subsections (a), (b) and (c) of Paragraph 9 shall survive the closing in full force and effect without limitation as to duration.

         (d) The representations, warranties, covenants and agreements of Buyer contained herein shall survive the Closing in full force and effect for a period of three (3) years from the Closing Date.

         15. Termination. This Agreement may be terminated at any time prior to Closing as follows:

(a) by written notice of Buyer to Seller or Seller to Buyer if the other materially breaches any of its representations or warranties or defaults in the performance of its covenants or agreements contained herein and such breach or default shall not be cured within five (5) days after the date notice of such breach or default is served by the party seeking to terminate this Agreement;

(b) by written notice of Buyer to Seller or Seller to Buyer if there shall be in effect any judgement, decree or order that would prevent or make unlawful the Closing of the transactions contemplated by this Agreement;

(c) by written notice of Buyer to Seller, or by Seller to Buyer if the Closing shall not have been consummated on or before the date which is 60 days from the date hereof;

(d) by written notice of Buyer to Seller at any time prior to the Closing, if Buyer is not satisfied, in its sole discretion, with its business and legal due diligence investigations of Seller; or

         16. Specific Performance. Buyer and Seller recognize that if Seller refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement.

         17. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of the other parties hereto, except for any assignment to an affiliate of Buyer in which case Buyer shall remain fully obligated under this Agreement.

         18. Amendment. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver or consent is sought.

         19. Governing Law. This Agreement, including, without limitation, the interpretation, construction, validity and enforceability thereof, shall be governed by the laws (other than the conflict of laws rules) of the State of Delaware but venue shall be in Harris County, Texas.

         20. Notice. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given: (a) if transmitted by facsimile, upon acknowlegement of receipt thereof in writing by facsimile or otherwise; (b) if personally delivered, upon delivery or refusal of delivery; (c) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery. All notices, consents, waivers or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver or other communication relates at the following addresses:

         If to Seller, to:          Goldtech Mining Corporation
                                    2200 112th Avenue N.E., Suite 200
                                    Bellevue, Washington 98004
                                    Telephone (425) 452-8639
                                    Fax (425) 452-8622

         If to Buyer, to:           Egan Systems, Inc.
                                    4904 Waters Edge Drive, Suite 160
                                    Raleigh, N.C. 27606
                                    Telephone (919) 851-2832
                                    Fax (919) 851-4609

         With a copy to (which shall not constitute notice):

                  Vanderkam & Associates
                  1301 Travis, #1200
                  Houston, TX 77002
                  Telephone: 713-547-8900
                  Facsimile: 713-547-8910

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

22. Severability. Buyer and Seller agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

23. Entire Agreement. This Agreement and the exhibits hereto embody the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

24. No Liability. Seller agrees that no stockholder, director or officer of Buyer or its affiliates shall have any personal or individual liability for the obligations of Buyer under this Agreement or any other agreement entered into in connection with this Agreement.

25. Brokers. Neither Buyer nor Seller nor any person acting on behalf of Buyer or Seller has agreed to pay any commission or finder's fee in connection with this Agreement.

26. Further Actions. After the Closing Date, Seller shall execute and deliver such other certificates, agreements, conveyances and other documents, and take such other action, as may be reasonably requested by Buyer in order to transfer and assign to, and vest in, Buyer the Assets pursuant to the terms of this Agreement.

                            [Signature pate follows]

Kindly sign where indicated below to indicate your acceptance of this Agreement with the terms set forth above.



                                        Very Truly Yours, EGAN
                                        SYSTEMS, INC.


                                        By:/s/ Ralph Jordan
                                        Name: Ralph Jordan
                                        Title: CEO and President


The foregoing reflects my understanding and agreement as outlined above this ______ day of September 2003.


GOLDTECH MINING CORPORATION


By: ______________________________
Name:
Title: CEO and President